Exhibit 1.01
CONFLICT MINERALS REPORT OF
ZEBRA TECHNOLOGIES CORPORATION

FOR THE REPORTING PERIOD FROM JANUARY 1 TO DECEMBER 31, 2024

I.Introduction

In accordance in all material respects with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”), Zebra undertook efforts to determine whether the necessary Conflict Minerals1 in our products were or were not “DRC conflict free”, as defined in Rule 13p-1. This is the Conflict Minerals Report of Zebra Technologies Corporation (“Zebra,” the “Company,” “our” or “we”) for calendar year 2024 (excepting Conflict Minerals that, prior to January 31, 2024, were located outside of the supply chain) in accordance in all material respects with Rule 13p-1 (the “Report”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and Specialized Disclosure Form (“Form SD”) and the reader is referred to those sources, as well as, to Release No. 34-67716 (August 22, 2012) of the Act (the “Adopting Release”) for such definitions.

The statements below are based on the due diligence activities performed to date and in good faith by Zebra and are based on the information available at the time of this filing. There are factors that could affect the accuracy of these statements. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters in responding to information requests, incomplete information from industry or other third-party sources.
II.     Zebra’s Manufacturing and Outsourcing Description

We are a global leader in the Automatic Identification and Data Capture (“AIDC”) industry. The AIDC market consists of mobile computing, data capture, radio frequency identification devices (“RFID”), thermal barcode printing, and other workflow automation products and services. The Company’s products, services, and software solutions (“offerings”) are proven to help our customers and end-users digitize and automate their workflows to achieve their critical business objectives, including improved productivity and operational efficiency, optimized regulatory compliance, and better customer experiences.

We design, manufacture, and sell a broad range of AIDC offerings, including: mobile computers, barcode scanners and imagers, RFID readers, specialty printers for barcode labeling and personal identification, real-time location systems (“RTLS”), related accessories and supplies, such as labels and other consumables, and related software applications. We also provide machine vision and robotics automation solutions; a full range of services, including maintenance, technical support, repair, managed and professional services; as well as cloud-based software subscriptions. End-users of our offerings include those in retail and e-commerce, manufacturing, transportation and logistics, healthcare, public sector, and other industries. We operate in 114 facilities with approximately 9,900 employees worldwide. We provide our offerings globally through a direct sales force and an extensive network of over 10,000 channel partners, operating in approximately 176 countries.

Final assembly of our hardware products is performed by third parties, including electronics manufacturing services companies (“EMSs”) and joint design manufacturers (“JDMs”). Our products are currently produced in facilities primarily located in the Asia-Pacific region, including China, Taiwan, Vietnam, Malaysia, and Mexico. The EMSs and JDMs produce our products to our design specifications. We maintain control over portions of the supply chain,
1 The term “Conflict Mineral” is defined in Section 1502(e)(4) of the Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives (collectively referred to as “3TG”).

including supplier selection and price negotiations for key components. The manufacturers generally purchase all the components and subassemblies used in the production of our products. Our products are shipped to regional distribution centers, operated by third-party logistics providers or the Company. A portion of products are reconfigured at the distribution centers through firmware downloads, packaging, and customer specific customization before they are shipped to customers. In addition, certain products are manufactured in accordance with procurement regulations and various international trade agreements and remain eligible for sale to the U.S. government.

Production facilities for our supplies products are located in the U.S. and Europe. We also supplement our in-house supplies production capabilities with third-party manufacturers, principally located in Asia-Pacific.

III.Zebra’s Product Description

Acquisitions
Photoneo: On February 28, 2025, the Company acquired Photoneo, a leading developer and manufacturer of 3D machine vision offerings. The acquisition complements and expands our machine vision offerings across several industries.

Matrox: On June 3, 2022, the Company acquired Matrox Electronic Systems Ltd. (“Matrox”). Matrox is a leading provider of advanced machine vision components and software serving multiple end-markets. Through its acquisition, the Company significantly expands machine vision products and software offerings.

Antuit: On October 7, 2021, the Company acquired Antuit Holdings Pte. Ltd. (“Antuit”). Antuit is a provider of demand-sensing and pricing optimization software solutions for retail and consumer products companies. Through this acquisition, the Company expands its portfolio of software solution offerings to customers in these industries by combining Antuit’s platform with its existing software solutions and EVM products.

Fetch: On August 9, 2021, the Company acquired Fetch Robotics, Inc. (“Fetch”). Fetch is a provider of autonomous mobile robot solutions for customers who operate in the manufacturing, distribution, and fulfillment industries, enabling customers to optimize workflows through robotic automation. Through this acquisition, the Company intends to expand its automation solution offerings within these industries.

Adaptive Vision: On May 17, 2021, the Company acquired Adaptive Vision Sp. z o.o. (“Adaptive Vision”). Adaptive Vision is a provider of graphical machine vision software with applications in the manufacturing industry, as well as a provider of libraries and other offerings for machine vision developers.

Reflexis: On September 1, 2020, the Company acquired Reflexis Systems, Inc. (“Reflexis”). Reflexis is a provider of task and workforce management, execution, and communication software solutions for customers in the retail, food service, hospitality, and banking industries. Through this acquisition, the Company intends to enhance its solution offerings to customers in those industries by combining Reflexis’ platform with its existing software solutions and EVM products.

Cortexica: On November 5, 2019, the Company acquired Cortexica Vision Systems Limited (“Cortexica”). Cortexica is a provider of computer vision-based artificial intelligence solutions primarily serving the retail industry.

Profitect: On May 31, 2019, the Company acquired Profitect, Inc. (“Profitect”). Profitect is a provider of prescriptive analytics software primarily serving the retail industry. Through this acquisition, the Company enhanced its existing software solutions within the retail industry by combining Profitect’s platform with its existing software solutions and EVM products.

Temptime: On February 21, 2019, the Company acquired Temptime Corporation (“Temptime”). Temptime is a developer and manufacturer of temperature-monitoring labels and devices. Through this acquisition, the Company expanded its product offerings within the healthcare industry, with possible future applications in other industries involving temperature-sensitive products.

Xplore: On August 14, 2018, the Company acquired all outstanding equity interests of Xplore Technologies Corporation (“Xplore”). The Xplore business designs, integrates, markets and sells rugged tablets that are primarily used by industrial, government, and field service organizations. The acquisition of Xplore is intended to expand the Company’s portfolio of mobile computing devices to serve a wider range of customers.

Enterprise Business: In October of 2014, Zebra acquired the Enterprise business (“Enterprise”) from Motorola Solutions, Inc. (“MSI”), excluding its iDEN, or Integrated Digital Enhanced Network Business. The Enterprise products include rugged and enterprise-grade mobile computers, barcode scanners and RFID readers, WLAN solutions, and accessories, software and services that are associated with these products.
Operations and Technologies
Our operations consist of two reportable segments: Asset Intelligence & Tracking (“AIT”), which includes barcode and card printing, RFID and RTLS offerings, supplies, and services; and Enterprise Visibility & Mobility (“EVM”), which includes mobile computing, data capture, fixed industrial scanning and machine vision, services and workflow optimization solutions. We believe that the offerings across these segments collectively elevate Zebra’s positioning with our customers, enabling us to better transform workflows.

Asset Intelligence & Tracking
Barcode and Card Printing: We design, manufacture, and sell printers, which produce high-quality labels, wristbands, tickets, receipts, and plastic cards on demand. Our customers use our printers in a wide range of applications, including routing and tracking, patient safety, transaction processing, personal identification, product authentication, ticketing and receipts. These applications require high levels of data accuracy, speed, and reliability.

Our printers use thermal printing technology, which creates images by heating certain pixels of an electrical printhead to selectively image a ribbon or heat-sensitive substrate. Our printers integrate company-designed mechanisms, electrical systems, and firmware that supports serial, parallel, Ethernet, USB, Bluetooth, or 802.11 wireless communications with appropriate security protocols. Enclosures of metal or high-impact plastic help ensure durability of our printers. Printing instructions can be received as a proprietary language such as Zebra Programming Language II, as a print driver-provided image, or as user-defined Extensible Markup Language. These features make our printers easy to integrate into most computer systems.

We also provide dye-sublimination thermal card printers that produce high quality images and are used for secure, reliable personal identification (e.g. state identification cards, drivers’ licenses, and healthcare identification cards), access control (e.g. employee or student building access), and financial transactions (e.g. credit, debit and ATM cards). Additionally, we provide RFID printers that encode data into passive RFID transponders embedded in a label or card. We offer a wide range of accessories and options for our printers, including carrying cases, vehicle mounts and battery chargers.

RFID and RTLS Offerings: We provide a range of hardware and software options for capturing location data to satisfy a large variety of requirements for range, accuracy, and precision. Our active and passive RFID products include fixed readers, RFID enabled mobile computers, and RFID sleds that utilize passive ultra-high frequency to provide high-speed, data capture from hundreds or thousands of RFID tags in near real-time without line of sight, complementing the barcode. Using the Electronic Product Code (“EPC”) standard, end-users across multiple industries use our RFID technology to track high-value assets, monitor shipments, and drive increased retail sales through improved inventory accuracy. Our location solutions offerings include a range of RTLS offerings that generate precise, on-demand information about the physical location and status of high-value assets, equipment, and people. These offerings incorporate active and passive RFID technologies, beacons, and other tracking technologies to enable users to locate, track, manage, and optimize the utilization of enterprise assets and personnel. We provide substantially all elements of the location solution, including tags, sensors, exciters, middleware software, and application software. We also foster a highly specialized ecosystem of location and tracking partners who complement our offerings and help integrate them into our joint customers’ operations.

Supplies: We produce and sell stock and customized thermal labels, wristbands, receipts, ribbons, plastic cards, and RFID tags suitable for use with our printers, as well as wristbands for use in laser printers. We support our printing products, resellers, and end-users with an extensive line of superior quality, high-performance supplies optimized to a particular end-user’s needs, such as chemical or abrasion resistance, extreme temperature environments, exceptional image quality, or long life. We promote the use of supplies with our printing equipment. Our supplies business also includes electronic sensors and temperature-monitoring labels which incorporate chemical indicators designed to change color upon exceeding predefined time and/or temperature thresholds, used in vaccine distribution and other use cases in healthcare and food safety.

Services: We provide a full range of maintenance, technical support, and repair services. We also provide managed and professional services, including those which help customers manage their devices and related software applications. Our offerings include cloud-based subscriptions and multiple service levels. They are typically contracted through multi-year service agreements. We provide our services directly and through our global network of partners.

Enterprise Visibility & Mobility
Mobile Computing: We design, manufacture, and sell rugged and enterprise-grade mobile computing products and accessories in a variety of specialized form factors and designs to meet a wide array of enterprise applications. Purpose-built handheld and wearable mobile computers, vehicle mounted computers, tablets and kiosks ensure reliable operations for targeted use cases, surviving years of rough handling and harsh environments. Industrial applications include inventory management in warehouses and distribution centers; field mobility applications include field service, post and parcel, and direct store delivery; and retail and customer facing applications include e-commerce, omnichannel, mobile point of sale, inventory look-up, staff collaboration, and analytics. Our mobile computing products primarily incorporate the Android™ operating system with software extensions for the enterprise and support local-area and wide-area voice and data communications. Our products include software tools and services that enable secure data transmission while also supporting application development, device configuration, and field support to facilitate seamless, rapid deployment and maximum customer return on investment. Our products often incorporate barcode scanning, global position system and RFID features, and other sensory capabilities. Additionally, specialized features, such as advanced data capture technologies, data analytics technologies, voice and video collaboration tools, and advanced battery technologies, enable our customers to work more efficiently and better serve their own customers.

Data Capture, Fixed Industrial Scanning, and Machine Vision: We design, manufacture, and sell barcode scanners, industrial machine vision cameras, and fixed industrial scanners. Our portfolio of scanners includes laser scanning and imager products in a variety of form factors, including fixed, handheld, and embedded original equipment manufacturer (“OEM”) modules. Our scanners incorporate a range of technologies including area imagers, linear imagers, and lasers, as well as read linear and two-dimensional barcodes. They are used in a broad range of applications, ranging from supermarket checkouts to industrial warehouse optimization to patient management in hospitals. The design of these offerings reflects the diverse needs of these markets, with different ergonomics, multiple communication protocols, and varying levels of ruggedness. In 2021 we introduced fixed industrial scanning and machine vision offerings, and in 2022, we significantly expanded our machine vision offerings through the acquisition of Matrox Imaging. Our fixed industrial scanning products automatically track and trace items that move from production through distribution. Our industrial machine vision platform-independent software, software development kits, smart cameras, vision controllers, frame grabbers, input/output cards, and 3D sensors capture, inspect, assess, and record data from industrial vision systems in factory automation, semiconductor inspection, pharmaceutical packaging, food & beverage, among other use cases. We also provide related software and accessories for these offerings.

Services: We provide a full range of maintenance, technical support, and repair services. We also provide managed and professional services that, among other things, help customers design, test, and deploy our offerings as well as manage their mobility devices, software applications and workflows. Our offerings include cloud-based subscriptions with multiple service levels, which are typically contracted through multi-year service agreements. We provide our services directly and through our global network of partners.

Workflow optimization solutions: We provide a portfolio of offerings that help our customers improve the agility and productivity of key workflows by analyzing and acting on operational data in real-time. Our primary focus is on frontline workers in Zebra’s end markets, including retail, transportation and logistics, manufacturing, and healthcare. Our workflow optimization solutions include:
•Software-based offerings, which include workforce management, workflow execution and task management, demand-sensing, price optimization, and prescriptive analytics, as well as communication and collaboration-based offerings. These offerings are typically delivered through cloud-based software subscriptions and leverage big data, artificial intelligence, and mobile and web applications to provide customers with real-time visibility and actionable insights about their business. By analyzing labor, inventory, transactional and real-time situational data, these offerings are able to forecast demand, prescribe actions, schedule workers, and enhance collaboration. Our software-based offerings are available with multiple service levels, and are often contracted through multi-year service agreements;
•Managed service offerings comprised of software and hardware bundled together, which include a range of physical inventory management offerings for retail, including offerings for full store physical inventories, cycle counts, and analytics; and
•Robotic automation offerings, which include software-powered autonomous robots that enable customers to orchestrate workflows alongside frontline workers, improving productivity and operational efficiency. Our robotic automation offerings are available in a variety of form factors to accommodate many use cases, from e-commerce fulfillment to material movement.

IV.Zebra’s Due Diligence Process

Zebra’s Conflict Minerals Report relates to the diligence process undertaken for Zebra products that were manufactured, or contracted to be manufactured on behalf of Zebra, during 2024. Zebra’s process to exercise due diligence and to determine country of origin was based on the following approach:

1)Identification of Zebra products that contain 3TG metals necessary to the functionality or production of said products;
2)Collection and review of supplier conflict minerals reports for completeness and accuracy;

3)Evaluation and verification of the collected data, including smelter information reported from each source; and
4)Review and report results.
Zebra supports an industry initiative which audits the due diligence activities of the smelters and refiners: that industry initiative is the Responsible Minerals Initiative (the “RMI”), which was formerly known as the Conflict-Free Sourcing Initiative (“CFSI”), organized and operating under the auspices of the Responsible Business Alliance (“RBA”) [formerly known as Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”)].

The RMI provides companies with tools and resources to make sourcing decisions that improve regulatory compliance and support responsible sourcing from conflict-affected and high-risk areas. The RMI designed and manages the Responsible Minerals Assurance Process (“RMAP”), formerly the Conflict-Free Smelter Program (“CFSP”), to identify the smelters that process 3TG and to independently audit those smelters to certify those whose operations are conformant with the RMI RMAP audit protocol. The data on which we relied for certain statements in our Conflict Minerals Report was obtained through our membership in RMI using the Reasonable Country of Origin Inquiry report for members. Zebra’s RMI member code for 2024 reporting is ZKXB.

The Zebra collection and diligence process utilized the RMI Conflict Minerals Reporting Template (“CMRT”), which is the standardized reporting tool that facilitates the collection and transfer of information through the supply chain regarding mineral country of origin and the smelters and refiners being utilized. Throughout the data collection process for the 2024 reporting year, Zebra continued to utilize the latest version of the CMRT, CMRT v6.4 released on April 26, 2024, during our due diligence process.

The following steps were taken as part of our overall risk assessment process:

•Identify in-scope products: Zebra utilized a cross-functional team of employees to review the categories of products that we sell to determine the products that are in-scope as described in the Adopting Release. Through this analysis, Zebra identified 165 active suppliers comprising approximately 99.77% of Zebra’s 2024 spend on component parts supplied and used in the manufacture of Zebra products during 2024.
•Conduct Reasonable Country of Origin Inquiry (“RCOI”): Zebra procures its components from a variety of suppliers around the world, and we rely on our direct suppliers to provide information on the source of the 3TG materials contained in components and products supplied to Zebra - including sources of 3TG that are supplied to them from upstream suppliers. As part of the RCOI, Zebra utilized the industry developed CMRT survey tool, which requests suppliers to identify the 3TG in their products; report information about the sources of the 3TG; and provide other information that is used to assess whether they are potentially sourcing from smelters or refiners known to directly or indirectly support conflict in the Covered Countries, as defined under Rule 13p-1.

We conducted our data collection by approaching suppliers directly to request completion of the currently available CMRT and asked them to submit the data to us by the 2024 year-end. In total, Zebra collected and reviewed 3TG information for 134 unique suppliers representing 99% of our total spend during 2024 [ten (10) suppliers failed to respond to Zebra’s direct request; twenty-one (21) suppliers were submitted via Tier 1]. We have reviewed CMRT declarations for completeness and consistency and used the RMI smelter/refinery database tool (RBA SOR Master, formerly known as CM Master), updated monthly, for smelter validation. Additionally, we used independent research of public domain information to determine non-certified smelters’ potential risk.

•Identify smelters/refiners: For 2024, Zebra’s suppliers identified 357 (8 smelters provide 2 metals, resulting in a total of 365 smelters when broken down by metal) smelters or refiners in their CMRT survey responses. In finalizing our data analysis, we relied upon the RMI RCOI table for RMI members-only data for certified conflict-free smelters or refiners; RMI due diligence library; RBA SOR Master, which was updated monthly; and our independent research of NGO sites and publicly available information for smelter validation. We evaluated the reported smelters and refiners against the list of smelters and refiners listed on the RMI’s Standard Smelter List as having valid smelting or refining operations, and against the list of smelter facilities designated as “conformant” by the RMI’s independent third-party smelter audit program or the equivalent certifying bodies such as London Bullion Market Association (the “LBMA”) and the Responsible Jewelry Council (the “RJC”); and based upon these reviews, 238 or 65.2% of reported smelters or refiners are either certified as conformant or are engaged in the RMI RMAP, and a total of 127 smelters or refiners are not considered “conformant.”

Based on the information received from our suppliers through Zebra’s diligence process, some information provided by our suppliers was unverifiable or incomplete, and as such, we were unable to verify with certainty the source and chain of custody of all 3TGs used in our products. Please see the facilities listed in Table 1 to this Report for the list of facilities that have been reported as the source of 3TGs used in the manufacturing of Zebra products during the 2024 reporting year.

We have consolidated the results of Zebra’s due diligence on the 3TG used in Zebra’s in-scope products, and said results are summarized in the below table:

Smelters*	Tantalum	Tin	Tungsten	Gold	Totals
Number of smelters reported	37	93	56	179	365
Number of smelters listed as conformant (passed Audit by RMI, LBMA, RJC)	35	72	37	94	238

* The table represents those smelters and refiners disclosed by our suppliers that are listed on the RMI’s Standard Smelter List as having valid smelting or refining operations in 2024, and those which are listed as being certified as conformant or engaged in RMAP, based upon the information available on the RMI’s website (http://www.responsiblemineralsinitiative.org/ ).

V.     Conflict Minerals Report
After conducting a reasonable country of origin inquiry and our supply chain due diligence assessment, Zebra has been unable to determine whether sourcing of 3TG metals used in its products directly or indirectly contributed to armed conflicts in the Covered Countries. Accordingly, this Conflict Minerals Report has been filed with the SEC and is publicly available on Zebra’s website under “About Zebra” / “Compliance” / “Conflict Minerals Disclosure Report” found on Zebra’s website at https://www.zebra.com/us/en/about-zebra/company-information/compliance/products-and-materials-compliance.html.

•Product Determination

As a result of Zebra’s diligence efforts, we have concluded that as of December 31, 2024, our products are not considered to be “DRC conflict free” (as defined). Zebra is making this determination because we have concluded in good faith that during 2024, we do not have sufficient information from suppliers or other sources to conclude at this time whether the necessary conflict minerals for in-scope products are in fact DRC conflict free.

VI.    Steps to Improve Due Diligence

Zebra expects that the amount of information globally on the traceability and sourcing of Conflict Minerals will continue to increase and this will enable Zebra to continue to make informed decisions regarding its supply chain. Zebra will continue to evaluate its diligence process and work to improve the diligence conducted to help reduce the risk that our necessary Conflict Minerals do not directly or indirectly benefit armed groups in the DRC and Covered Countries.

Zebra’s diligence of its suppliers remains ongoing, and we continue to work to collect accurate and complete responses from our suppliers through the continued use of tools like the Conflict Minerals Reporting Template. Zebra will also review and test its supplier responses against the information collected via independent conflict free smelter validation programs such as the Responsible Minerals Initiative.
Finally, Zebra will continue to monitor changes in circumstances that may impact our determination under the Act.

VII.    Independent Private Sector Audit

As Zebra has not described any of its products as “DRC conflict free” in this Report, and pursuant to the Act, an audit is not required for calendar year 2024.

Table 1

SMELTERS CURRENTLY CERTIFIED AS CONFORMANT BY RMI OR EQUIVALENT ORGANIZATIONS (LBMA, RJC)

This list contains certified conformant smelters reported by Zebra suppliers using 2024 RMI Conflict Minerals Reporting Template v6.4.

Metal	Smelter	RMI Smelter Id	Country
Gold	Sam Precious Metals	CID003666	UNITED ARAB EMIRATES
Gold	WEEEREFINING	CID003615	FRANCE
Gold	Gold by Gold Colombia	CID003641	COLOMBIA
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	AUSTRALIA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA
Gold	Royal Canadian Mint	CID001534	CANADA
Gold	Asahi Refining Canada Ltd.	CID000924	CANADA
Gold	Planta Recuperadora de Metales SpA	CID002919	CHILE
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA
Gold	SAFINA A.S.	CID002290	CZECHIA
Gold	Heraeus Germany GmbH Co. KG	CID000711	GERMANY
Gold	Aurubis AG	CID000113	GERMANY
Gold	Agosi AG	CID000035	GERMANY
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY
Gold	Heimerle + Meule GmbH	CID000694	GERMANY
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
Gold	Italpreziosi	CID002765	ITALY
Gold	T.C.A S.p.A	CID002580	ITALY
Gold	Chimet S.p.A.	CID000233	ITALY
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	JAPAN

Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
Gold	Dowa	CID000401	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
Gold	Chugai Mining	CID000264	JAPAN
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN
Gold	Asahi Pretec Corp.	CID000082	JAPAN
Gold	Yamakin Co., Ltd.	CID002100	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
Gold	Japan Mint	CID000823	JAPAN
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Gold	Kazzinc	CID000957	KAZAKHSTAN
Gold	TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN
Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF
Gold	LS MnM Inc.	CID001078	KOREA, REPUBLIC OF
Gold	SungEel HiMetal Co., Ltd.	CID002918	KOREA, REPUBLIC OF
Gold	NH Recytech Company	CID003189	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	CID000689	KOREA, REPUBLIC OF
Gold	REMONDIS PMR B.V.	CID002582	NETHERLANDS
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN
Gold	Coimpa Industrial LTDA	CID004010	BRAZIL
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
Gold	Boliden Ronnskar	CID000157	SWEDEN
Gold	PX Precinox S.A.	CID001498	SWITZERLAND
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND
Gold	Valcambi S.A.	CID002003	SWITZERLAND

Gold	MKS PAMP SA	CID001352	SWITZERLAND
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN, PROVINCE OF CHINA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY
Gold	Istanbul Gold Refinery	CID000814	TURKEY
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA
Gold	Abington Reldan Metals, LLC	CID002708	UNITED STATES OF AMERICA
Gold	Materion	CID001113	UNITED STATES OF AMERICA
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
Gold	Bangalore Refinery	CID002863	INDIA
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	CID004714	SOUTH AFRICA
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	SOUTH AFRICA
Gold	GG Refinery Ltd.	CID004506	TANZANIA, UNITED REPUBLIC OF
Gold	Elite Industech Co., Ltd.	CID004755	TAIWAN, PROVINCE OF CHINA
Tantalum	Resind Industria e Comercio Ltda.	CID002707	BRAZIL
Tantalum	AMG Brasil	CID001076	BRAZIL
Tantalum	Mineracao Taboca S.A.	CID001175	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	CHINA
Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Tantalum	PowerX Ltd.	CID004054	RWANDA
Tantalum	NPM Silmet AS	CID001200	ESTONIA
Tantalum	TANIOBIS GmbH	CID002545	GERMANY

Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	GERMANY
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	JAPAN
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN
Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
Tantalum	KEMET de Mexico	CID002539	MEXICO
Tantalum	TANIOBIS Co., Ltd.	CID002544	THAILAND
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA
Tantalum	QuantumClean	CID001508	UNITED STATES OF AMERICA
Tantalum	Materion Newton Inc.	CID002548	UNITED STATES OF AMERICA
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA
Tantalum	Telex Metals	CID001891	UNITED STATES OF AMERICA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	CHINA
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	CID004813	CHINA
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434	MALAYSIA
Tin	Alpha	CID000292	UNITED STATES OF AMERICA
Tin	Tin Technology & Refining	CID003325	UNITED STATES OF AMERICA
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
Tin	Thaisarco	CID001898	THAILAND
Tin	Rui Da Hung	CID001539	TAIWAN, PROVINCE OF CHINA
Tin	Aurubis Berango	CID002774	SPAIN
Tin	Luna Smelter, Ltd.	CID003387	RWANDA
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES
Tin	Fenix Metals	CID000468	POLAND
Tin	Minsur	CID001182	PERU
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
Tin	Dowa	CID000402	JAPAN
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN
Tin	PT Timah Nusantara	CID001486	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA
Tin	PT Timah Tbk Kundur	CID001477	INDONESIA
Tin	PT Timah Tbk Mentok	CID001482	INDONESIA
Tin	PT Refined Bangka Tin	CID001460	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA

Tin	Woodcross Smelting Company Limited	CID004724	UGANDA
Tin	PT Sukses Inti Makmur	CID002816	INDONESIA
Tin	PT Bangka Prima Tin	CID002776	INDONESIA
Tin	PT Bangka Serumpun	CID003205	INDONESIA
Tin	PT Menara Cipta Mulia	CID002835	INDONESIA
Tin	PT Tommy Utama	CID001493	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA
Tin	PT Premium Tin Indonesia	CID000313	INDONESIA
Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA
Tin	CV Ayi Jaya	CID002570	INDONESIA
Tin	PT Mitra Stania Prima	CID001453	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
Tin	PT Cipta Persada Mulia	CID002696	INDONESIA
Tin	CV Venus Inti Perkasa	CID002455	INDONESIA
Tin	PT Bukit Timah	CID001428	INDONESIA
Tin	PT Rajawali Rimba Perkasa	CID003381	INDONESIA
Tin	PT Rajehan Ariq	CID002593	INDONESIA
Tin	PT Prima Timah Utama	CID001458	INDONESIA
Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA
Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA
Tin	PT Bangka Tin Industry	CID001419	INDONESIA
Tin	PT Babel Surya Alam Lestari	CID001406	INDONESIA
Tin	China Tin Group Co., Ltd.	CID001070	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL
Tin	Mineracao Taboca S.A.	CID001173	BRAZIL
Tin	Estanho de Rondonia S.A.	CID000448	BRAZIL
Tin	Super Ligas	CID002756	BRAZIL
Tin	Operaciones Metalurgicas S.A.	CID001337	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL
Tin	Melt Metais e Ligas S.A.	CID002500	BRAZIL
Tin	Resind Industria e Comercio Ltda.	CID002706	BRAZIL
Tin	EM Vinto	CID000438	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Aurubis Beerse	CID002773	BELGIUM

Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403	JAPAN
Tin	PT Mitra Sukses Globalindo	CID003449	INDONESIA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	BRAZIL
Tin	CRM Synergies	CID003524	SPAIN
Tin	Mining Minerals Resources SARL	CID004065	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Global Advanced Metals Greenbushes Pty Ltd.	CID004754	AUSTRALIA
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	INDONESIA
Tin	DS Myanmar	CID003831	MYANMAR
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609	CHINA
Tungsten	Lianyou Resources Co., Ltd.	CID004397	TAIWAN, PROVINCE OF CHINA
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430	CHINA
Tungsten	Masan High-Tech Materials	CID002543	VIET NAM
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	VIET NAM
Tungsten	Global Tungsten & Powders LLC	CID000568	UNITED STATES OF AMERICA
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA
Tungsten	Kennametal Fallon	CID000966	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA
Tungsten	Lianyou Metals Co., Ltd.	CID003407	TAIWAN, PROVINCE OF CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES
Tungsten	A.L.M.T. Corp.	CID000004	JAPAN
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	CID002541	GERMANY
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993	VIET NAM
Tungsten	Philippine Carreytech Metal Corp.	CID004438	PHILIPPINES
Tungsten	Kenee Mining Corporation Vietnam	CID004619	VIET NAM
Tungsten	Cronimet Brasil Ltda	CID003468	BRAZIL
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	CID004797	PHILIPPINES

SMELTERS NOT CURRENTLY CERTIFED CONFORMANT

This list contains smelters that are not certified conformant, reported by Zebra suppliers using 2024 RMI Conflict Minerals Reporting Template v6.4.

Metal	Smelter	RMI Smelter Id	Country
Gold	L'Orfebre S.A.	CID002762	ANDORRA
Gold	ABC Refinery Pty Ltd.	CID002920	AUSTRALIA
Gold	Industrial Refining Company	CID002587	BELGIUM
Gold	Albino Mountinho Lda.	CID002760	PORTUGAL
Gold	Marsam Metals	CID002606	BRAZIL
Gold	Guangdong Jinding Gold Limited	CID002312	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	CHINA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	CHINA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	CHINA
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	CHINA
Gold	Super Dragon Technology Co., Ltd.	CID001810	TAIWAN, PROVINCE OF CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	CHINA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	CHINA
Gold	Lingbao Gold Co., Ltd.	CID001056	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA
Gold	SAAMP	CID002761	FRANCE
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	GERMANY
Gold	Shirpur Gold Refinery Ltd.	CID002588	INDIA
Gold	Gold Coast Refinery	CID003186	GHANA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	INDIA
Gold	JALAN & Company	CID002893	INDIA
Gold	Sai Refinery	CID002853	INDIA
Gold	CGR Metalloys Pvt Ltd.	CID003382	INDIA
Gold	Sovereign Metals	CID003383	INDIA
Gold	8853 S.p.A.	CID002763	ITALY
Gold	Safimet S.p.A	CID002973	ITALY
Gold	Kazakhmys Smelting LLC	CID000956	KAZAKHSTAN
Gold	Samwon Metals Corp.	CID001562	KOREA, REPUBLIC OF

Gold	Samduck Precious Metals	CID001555	KOREA, REPUBLIC OF
Gold	HwaSeong CJ CO., LTD.	CID000778	KOREA, REPUBLIC OF
Gold	Torecom	CID001955	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	LITHUANIA
Gold	Modeltech Sdn Bhd	CID002857	MALAYSIA
Gold	Caridad	CID000180	MEXICO
Gold	Morris and Watson	CID002282	NEW ZEALAND
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION
Gold	AU Traders and Refiners	CID002850	SOUTH AFRICA
Gold	L'azurde Company For Jewelry	CID001032	SAUDI ARABIA
Gold	Sudan Gold Refinery	CID002567	SUDAN
Gold	Cendres + Metaux S.A.	CID000189	SWITZERLAND
Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN, PROVINCE OF CHINA
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY
Gold	African Gold Refinery	CID003185	UGANDA
Gold	Kaloti Precious Metals	CID002563	UNITED ARAB EMIRATES
Gold	Al Etihad Gold Refinery DMCC	CID002560	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	CID002561	UNITED ARAB EMIRATES
Gold	International Precious Metal Refiners	CID002562	UNITED ARAB EMIRATES
Gold	Dijllah Gold Refinery FZC	CID003348	UNITED ARAB EMIRATES
Gold	Fujairah Gold FZC	CID002584	UNITED ARAB EMIRATES
Gold	NOBLE METAL SERVICES	CID003690	UNITED STATES OF AMERICA
Gold	Pease & Curren	CID002872	UNITED STATES OF AMERICA
Gold	QG Refining, LLC	CID003324	UNITED STATES OF AMERICA
Gold	Sabin Metal Corp.	CID001546	UNITED STATES OF AMERICA
Gold	Fidelity Printers and Refiners Ltd.	CID002515	ZIMBABWE
Gold	Dongwu Gold Group	CID003663	CHINA

Gold	Augmont Enterprises Private Limited	CID003461	INDIA
Gold	Kundan Care Products Ltd.	CID003463	INDIA
Gold	Attero Recycling Pvt Ltd	CID004697	INDIA
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CID004435	CHINA
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	INDIA
Gold	Alexy Metals	CID003500	UNITED STATES OF AMERICA
Gold	MD Overseas	CID003548	INDIA
Gold	Metallix Refining Inc.	CID003557	UNITED STATES OF AMERICA
Gold	K.A. Rasmussen	CID003497	NORWAY
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	INDIA
Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION
Tantalum	5D Production OU	CID003926	ESTONIA
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	CID004692	INDIA
Tin	PT Mitra Graha Raya	CID004685	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	VIET NAM
Tin	VQB Mineral and Trading Group JSC	CID002015	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	VIET NAM
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	VIET NAM
Tin	Novosibirsk Tin Combine	CID001305	RUSSIAN FEDERATION
Tin	Pongpipat Company Limited	CID003208	MYANMAR
Tin	Modeltech Sdn Bhd	CID002858	MALAYSIA
Tin	PT Panca Mega Persada	CID001457	INDONESIA
Tin	PT Tirus Putra Mandiri	CID002478	INDONESIA
Tin	Precious Minerals and Smelting Limited	CID003409	INDIA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	CHINA
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	CHINA
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	BRAZIL
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CID004796	CHINA
Tungsten	LLC Vostok	CID003643	RUSSIAN FEDERATION
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	CHINA
Tungsten	Nam Viet Cromit Joint Stock Company	CID004034	VIET NAM
Tungsten	MALAMET SMELTING SDN. BHD.	CID004056	MALAYSIA
Tungsten	HANNAE FOR T Co., Ltd.	CID003978	KOREA, REPUBLIC OF
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	RUSSIAN FEDERATION

Tungsten	NPP Tyazhmetprom LLC	CID003416	RUSSIAN FEDERATION
Tungsten	Hydrometallurg, JSC	CID002649	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	CID002724	RUSSIAN FEDERATION
Tungsten	Moliren Ltd.	CID002845	RUSSIAN FEDERATION
Tungsten	DONGKUK INDUSTRIES CO., LTD.	CID004060	KOREA, REPUBLIC OF
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	CHINA
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	CHINA
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	BRAZIL
Tungsten	ACL Metais Eireli	CID002833	BRAZIL
Tungsten	OOO “Technolom” 1	CID003614	RUSSIAN FEDERATION
Tungsten	Artek LLC	CID003553	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	CID003612	RUSSIAN FEDERATION